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                                                                      EXHIBIT 99

PRESS RELEASE
APRIL 22, 2002

Date: April 22, 2002

Contact: Deborah Trevino                    Lindsay Hurley
         Williams Communications (media)    Williams Communications (investors)
         (918) 547-4764                     (918) 547-3773
         deborah.trevino@wcg.com            LINDSAY.HURLEY@WCG.COM

Williams Communications to Complete Financial Restructuring and Reduce Debt by Approximately $6 Billion Through a Negotiated Chapter 11 Filing

TULSA, OKLA., APRIL 22 - Williams Communications Group, Inc. (OTCBB: WCGR), the parent company of Williams Communications, LLC, today announced that it has entered into agreements with its principal creditor groups regarding certain significant terms of a debt restructuring to reduce the Company's debt by approximately $6 billion through a negotiated Chapter 11 filing. Over 90% of the Company's bank lenders were joined by an ad hoc committee of bondholders in reaching these agreements.

     In order to effectuate the plan, the Company has filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Southern District of New York and expects to file a plan of reorganization in the near future.

     The Company's operating subsidiary, Williams Communications, LLC, is not expected to be involved in the Chapter 11 reorganization process. Accordingly, the filing is not anticipated to affect domestic or international business operations of Williams Communications, which the Company intends to continue uninterrupted.

     "After considering all options, it was determined that a Chapter 11 financial restructuring would be the best method to restructure the holding company's balance sheet while at the same time protecting the ability of Williams Communications to continue operations without interruption," said Howard Janzen, Chairman and Chief Executive Officer. "During the Chapter 11 process, Williams Communications' operations and its customer relationships will have the opportunity to continue, along with its strong customer commitment and focus."

     The Company and its bank lenders and bond holders have entered into a lock-up agreement pursuant to which the creditor groups will vote in favor of a plan of reorganization consistent with the terms outlined in the lock-up agreement. The lock-up agreement will remain in place until July 15, 2002, although the Company may obtain an automatic extension to October 15, 2002, if it has filed a plan of reorganization and has met certain other conditions.

     The lock-up agreement establishes a framework for a reorganization in which 100% of the holding company's pre-petition unsecured claims would be converted into 100% of the common stock of the

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reorganized company. The lock-up agreement also requires Williams Communications to raise at least $150 million through additional debt or equity investment prior to approval of the plan of reorganization in order to facilitate the Company's commitment to prepay $450 million of its bank debt, $200 million of which was prepaid upon execution of the lock-up agreement.

     The Williams Companies, Inc., the Company's third principal creditor and former parent, previously agreed not to oppose a plan of reorganization as long as certain conditions were met. These conditions include providing for the treatment of certain of Williams' unsecured claims in a manner substantially identical to the treatment of other unsecured claims against the Company, not impairing Williams' claims related to certain service and lease agreements, and containing other terms related to the treatment of certain service and lease agreements still in place following the spin-off of the Company.

     After the Company files the proposed plan of reorganization, the court must first approve the proposed plan and disclosure statement, which will then be distributed to all members of the principal creditor groups for approval. Taken as a whole, the respective agreements signed by the Company's principal creditor groups establish a framework for the Company's anticipated Chapter 11 plan. However, the outcome of this process cannot be predicted with certainty.

     "Williams Communications has a strong customer base and a sound operation. We believe that with a strengthened balance sheet, Williams Communications will be better positioned to succeed over the long-term," Janzen added.

ABOUT WILLIAMS COMMUNICATIONS GROUP, INC. (OTCBB:WCGR)

Based in Tulsa, Okla., Williams Communications Group, Inc., through its operating subsidiary Williams Communications, LLC, is a leading broadband network services provider focused on the needs of bandwidth-centric customers. Williams Communications operates the largest, most efficient, next-generation network in North America. Connecting 125 U.S. cities and reaching five continents, Williams Communications provides customers with unparalleled local-to-global connectivity. By leveraging its infrastructure, best-in-breed technology, connectivity and network and broadband media expertise, Williams Communications supports the bandwidth demands of leading communications companies around the globe. For more information, visit www.williamscommunications.com.

FORWARD-LOOKING STATEMENTS

Statements made in this release regarding the Company's or management's intentions, beliefs, expectations or predictions for the future are "forward-looking statements" and are subject to a number of risks, assumptions and uncertainties that could cause the Company's actual results to differ materially from those projected. These risks, assumptions and uncertainties include: the risks associated with negotiating a comprehensive restructuring of the Company's debt, including the potential risks associated with the Company's Chapter 11 case under the

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U.S. Bankruptcy Code, the ability of the Company to prepare and submit a plan of reorganization to the U.S. Bankruptcy Court of the Southern District of New York and obtain approval of such a plan by the creditors of the Company; operating the business in Chapter 11; the possibility of further deterioration in the health of capital markets and the telecommunications industry and the company's ability to adapt to such conditions, particularly as a result of the perceived oversupply of bandwidth; the risk of competitors gaining competitive advantages by successfully completing a restructuring or bankruptcy reorganization process; the possibility that uncertainty or adverse publicity concerning the Company's efforts to restructure its balance sheet will hinder its ability to obtain new customers or undermine its commercial relationship with existing customers; the possibility that capital market constraints may further hinder "last mile" development and slow the growth in demand for bandwidth at the retail level; the possibility of adverse effects from changes in the legislative, regulatory, and business environments affecting the Company; the effects of and changes in political and/or economic conditions resulting from acts of war and/or terrorism; the Company's ability to raise capital in a cost-effective way, manage cash, make capital expenditures, generate operating cash flow, and meet debt obligations; the Company's ability to collect proceeds from the sale of the Solutions business; the Company's ability to manage operating costs and capital spending without limiting revenue growth; the financial health of the company's customers and the ability to collect revenues from customers; the Company's success in integrating the assets of iBEAM Broadcasting Corp., CoreExpress, Inc., or any other newly acquired businesses; changes in the technological, regulatory, or business environment applicable to WCG or the telecommunications industry generally; termination of the SBC alliance or SBC's inability to obtain regulatory approval to provide long-distance telecommunications services within markets in which it currently provides local services; the potential loss of other high-volume customers of the company; high levels of competition, including on pricing and product offerings of the company's network, lack of customer diversification, and general uncertainties of government regulation of the telecommunications industry; the Company's ability to deploy sophisticated technologies on a local-to-global basis; the Company's ability to obtain capacity for its network from other providers at economically justifiable rates; the possibility of adverse effects from rapid and significant developments or changes in the technology used by the company or its customers; the Company's ability to successfully market capacity on its network; the company's ability to maintain necessary rights of way for its network; changes in external competitive market factors that might affect results of operations; the effect of changes in accounting policies; the potential need to record additional impairment charges; the Company's ability to attract and retain essential employees; the costs and effects of current and future legal and administrative claims filed against the Company; the Company's ability to develop financial, management, and operating controls to manage costs and rapid change; and other risks referenced from time to time in the company's filings with the Securities and Exchange Commission, including its registration statements and its periodic reports on Form 10-K and Form 10-Q.

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Note that all such forward-looking statements are made subject to the safe harbor protections provided by the Private Securities Litigation Reform Act of 1995. The company assumes no obligation to update such forward-looking statements to reflect actual changes or events after the date of this release.

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